UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  January 11, 2001

                     Baltia Air Lines, Inc.
     (Exact name of registrant as specified in its chapter)


        New York                   CIK 869187              11-2989648
(State of incorporation)   (Commission File Number)     (IRS Employer ID)

63-25 Saunders St., Suite 7 I, Rego Park, New York     11374
  (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: 907 275 5205

Item 1. Changes in Control of Registrant.
          Omitted

Item 2.  Acquisition or Disposition of Assets.
          Omitted

Item 3.  Bankruptcy or Receivership.
          Omitted

Item 4.  Changes in Registrant's Certifying Accountant.
          Omitted

Item 5.  Other Events and Regulation FD Disclosure.
     A Special Board of Directors' Meeting was held on November 30, 2001 at the Company's executive offices, 63-25 Saunders St., Suite 7 I, Rego Park, New York. A majority of Directors, with the absolute majority of shareholders present and consenting, passed a 7 for 1 forward split of the Company's Common Stock to take effect on that date.

Item 6.  Resignations of Registrant's Directors.
          Omitted

Item 7.  Financial Statements and Exhibits.
          Omitted

Item 8.  Change in Fiscal Year.
          Omitted

Item 9.  Regulation FD Disclosure.
          Omitted

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines


 WALTER KAPLINSKY (signed)
Walter Kaplinsky, Secretary

January 11, 2002